TOYS“R”US, INC. REPORTS RESULTS FOR THIRD QUARTER 2016

•	Consolidated net sales were down 2.3% driven by softness in the entertainment category

◦	Excluding entertainment, same store sales for Domestic toy categories were up 2.6%

•	Consolidated e-commerce sales grew by 9%

•	Refinanced all 2017 and a significant portion of the 2018 maturities, which will reduce annual interest payments by $12 million

WAYNE, NJ (December 13, 2016) - Toys“R”Us, Inc. today reported financial results for the third quarter ended October 29, 2016. Consolidated net sales decreased 2.3% driven by softness in the entertainment category. Net loss narrowed by $11 million compared to the prior year period. In addition, the company recently refinanced all of its 2017 debt and a significant portion of its 2018 maturities with the successful completion of the TRU Taj notes exchange in August and the Propco II CMBS and mezzanine financings in November, which will reduce annual interest payments by $12 million based on LIBOR rates as of October 29, 2016.
“While many of our toy categories performed well, we experienced weak market conditions in the electronics and entertainment category and our baby business had a disappointing quarter,” said Dave Brandon, Chairman and Chief Executive Officer, Toys“R”Us, Inc.  “To be a successful specialty retailer, we must bring our stores to life and provide a world-class shopping experience for our customers.  Our results this quarter are a reminder that we still have a lot of work to do in all aspects of our operations - both bricks and mortar stores and our webstore.  However, our commitment to achieving our growth objectives is stronger than ever.  As we enter into these final days of the holiday season, we are focused on delivering the best experience possible along every step of the customer journey while maximizing our financial performance.”
Third Quarter Highlights

•
Consolidated net sales were $2,278 million, a decrease of $53 million compared to the prior year period. Excluding a $22 million favorable impact from foreign currency translation, net sales declined by $75 million. The decrease was mainly attributable to a decline in Consolidated same store sales and Domestic store closures, which included our Times Square flagship store.

•
Consolidated same store sales decreased by 2.1%. Domestic declined by 1.9% primarily from decreases in the entertainment and baby categories, partially offset by improvements in the learning and core toy categories. International declined by 2.5%, driven by our Asia Pacific and Europe markets, partially offset by continued growth in Canada. Consolidated e-commerce sales were up 9%.

•
Gross margin dollars were $821 million, a decline of $11 million compared to the prior year period. Excluding a $7 million favorable impact from foreign currency translation, gross margin dollars decreased by $18 million. Gross margin rate was 36.0%, an increase of 30 basis points. Domestic gross margin rate remained consistent with the prior year period, while International gross margin rate increased by 80 basis points led by margin rate improvements in the core toy category and sales mix away from lower margin entertainment products.

•
SG&A was $835 million, an increase of $8 million compared to the prior year period. Excluding a $6 million unfavorable impact from foreign currency translation, SG&A increased by $2 million, largely due to an increase in advertising expenses related primarily to the early release of our “Big Book” holiday catalog, partially offset by a decline in store operating costs from the closure of our Times Square flagship store.

•
Operating losses were $31 million, a decline of $23 million compared to the prior year period, driven mainly by a gain on the sale of the FAO Schwarz brand of $45 million. Domestic segment operating losses increased by $19 million, mainly as a result of reduced gross margin dollars. International segment operating earnings were flat.

•	Adjusted EBITDA[1] for the quarter decreased by $13 million to $21 million, compared to $34 million in the prior year period.

•	The above results produced a Net loss of $156 million, which was $11 million lower than the prior year period of $167 million.
Liquidity and Capital Spending
The company, including Toys“R”Us-Delaware, Inc., ended the third quarter with total liquidity of $1.3 billion, which was comprised of cash and cash equivalents of $420 million and availability under committed lines of credit of $841 million. Toys“R”Us-Delaware, Inc. ended the quarter with $799 million of liquidity, which was comprised of cash and cash equivalents of $189 million and availability under its revolving line of credit of $610 million.
Through the end of the third quarter, capital spending was $174 million, compared to $139 million in the prior year, an increase of $35 million.

As previously announced, on November 3, 2016, the company completed $512 million of CMBS financing and $88 million of mezzanine financing. The proceeds and a $51 million rent prepayment from Toys“R”Us-Delaware, Inc., along with cash on hand, were used to redeem all of the $725 million 8.5% senior secured notes due 2017 of Toys“R”Us Property Company II, LLC. As a result of this transaction, the company pushed out this debt maturity to 2021 and reduced annual interest payments by an estimated $22 million based on LIBOR rates as of October 29, 2016.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA for Toys“R”Us, Inc. and Toys“R”Us-Delaware, Inc., and management’s reasons for using these measures, are set forth at the end of this press release. LTM Adjusted EBITDA represents Adjusted EBITDA for the last twelve months.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 880 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in more than 780 international stores and over 245 licensed stores in 37 countries and jurisdictions. With its strong portfolio of e-commerce sites including Toysrus.com and Babiesrus.com, the company provides shoppers with a broad online selection of distinctive toy and baby products. Toys“R”Us, Inc. is headquartered in Wayne, NJ, and has an annual workforce of approximately 62,000 employees worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. For more information, visit Toysrusinc.com or follow @ToysRUsNews on Twitter.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, implementation and operation of our new e-commerce platform, marketing strategies, the availability of adequate financing, ability to repatriate cash from our foreign operations, ability to distribute cash from our operating subsidiaries to their parent entities, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
Matthew Finigan, Vice President, Treasurer at 973-617-5808 or Matthew.Finigan@toysrus.com
Media:
Amy von Walter, Executive Vice President, Global Communications & Public Relations at 201-815-9512 or Amy.vonWalter@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net sales	$2,278	$2,331	$6,879	$6,949
Cost of sales	1,457	1,499	4,350	4,380
Gross margin	821	832	2,529	2,569
Selling, general and administrative expenses	835	827	2,423	2,450
Depreciation and amortization	76	80	240	253
Other income, net	(59)	(21)	(114)	(65)
Total operating expenses	852	886	2,549	2,638
Operating loss	(31)	(54)	(20)	(69)
Interest expense	(122)	(113)	(347)	(333)
Interest income	1	1	2	2
Loss before income taxes	(152)	(166)	(365)	(400)
Income tax expense	3	—	8	2
Net loss	(155)	(166)	(373)	(402)
Less: Net earnings attributable to noncontrolling interest	1	1	4	4
Net loss attributable to Toys “R” Us, Inc.	$(156)	$(167)	$(377)	$(406)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	October 29, 2016	January 30, 2016	October 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$420	$680	$396
Accounts and other receivables	301	225	266
Merchandise inventories	3,472	2,270	3,318
Current deferred tax assets	—	—	40
Prepaid expenses and other current assets	135	113	158
Total current assets	4,328	3,288	4,178
Property and equipment, net	3,074	3,163	3,206
Goodwill	64	64	64
Deferred tax assets	99	96	129
Restricted cash	49	52	53
Other assets	252	247	251
Total Assets	$7,866	$6,910	$7,881

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,107	$1,699	$2,089
Accrued expenses and other current liabilities	950	994	932
Income taxes payable	33	32	30
Current portion of long-term debt	70	73	204
Total current liabilities	3,160	2,798	3,255
Long-term debt	5,493	4,612	5,356
Deferred tax liabilities	79	64	112
Deferred rent liabilities	341	345	344
Other non-current liabilities	260	245	268
Temporary equity	119	111	85
Total stockholders’ deficit	(1,586)	(1,265)	(1,539)
Total Liabilities, Temporary Equity and Stockholders’ Deficit	$7,866	$6,910	$7,881

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(In millions)	October 29, 2016	October 31, 2015
Cash Flows from Operating Activities:
Net loss	$(373)	$(402)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	240	253
Amortization and write-off of debt issuance costs and debt discount	25	32
Gains on sales of assets	(45)	(8)
Deferred income taxes	6	2
Unrealized (gains) losses on foreign exchange	(6)	3
Other	14	5
Changes in operating assets and liabilities:
Accounts and other receivables	(25)	(6)
Merchandise inventories	(1,188)	(1,275)
Prepaid expenses and other operating assets	(38)	(24)
Accounts payable, Accrued expenses and other liabilities	358	449
Income taxes payable, net	(28)	(26)
Net cash used in operating activities	(1,060)	(997)
Cash Flows from Investing Activities:
Capital expenditures	(174)	(139)
Proceeds from sales of assets	47	12
Increase in restricted cash	(1)	—
Acquisitions	—	(2)
Net cash used in investing activities	(128)	(129)
Cash Flows from Financing Activities:
Long-term debt borrowings	1,777	1,150
Long-term debt repayments	(852)	(325)
Short-term debt borrowings, net	7	8
Capitalized debt issuance costs	(10)	(2)
Distribution to noncontrolling interest	(12)	—
Net cash provided by financing activities	910	831
Effect of exchange rate changes on Cash and cash equivalents	18	(7)
Cash and cash equivalents:
Net decrease during period	(260)	(302)
Cash and cash equivalents at beginning of period	680	698
Cash and cash equivalents at end of period	$420	$396

OPERATING METRICS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales	34.0%	34.0%	35.0%	35.4%
Same store sales	(1.9)%	(0.9)%	(0.6)%	(1.8)%
Change in number of transactions	(3.0)%	(1.9)%	(1.4)%	(3.4)%
Change in average basket size	1.1%	1.0%	0.8%	1.6%
Net Sales by Product Category
Baby	46.1%	46.2%	46.7%	46.8%
Core Toy	16.6%	15.7%	14.8%	14.1%
Entertainment	4.7%	6.5%	5.1%	6.5%
Learning	21.4%	20.4%	19.0%	18.6%
Seasonal	10.8%	10.4%	13.9%	13.1%
Other (1)	0.4%	0.8%	0.5%	0.9%
Total	100%	100%	100%	100%

International Segment:
Operating Data
Gross margin as a percentage of net sales	39.0%	38.2%	39.6%	39.5%
Same store sales (2)	(2.5)%	2.9%	0.3%	2.5%
Change in number of transactions	(3.8)%	(3.6)%	(2.1)%	(1.8)%
Change in average basket size (2)	1.3%	6.5%	2.4%	4.3%
Net Sales by Product Category
Baby	26.1%	25.0%	26.5%	25.6%
Core Toy	22.2%	22.2%	21.0%	21.0%
Entertainment	4.8%	6.3%	5.0%	6.1%
Learning	31.0%	31.2%	29.1%	28.7%
Seasonal	15.0%	14.5%	17.5%	17.7%
Other (3)	0.9%	0.8%	0.9%	0.9%
Total	100%	100%	100%	100%

Consolidated:
Operating Data
Gross margin as a percentage of net sales	36.0%	35.7%	36.8%	37.0%
Same store sales (2)	(2.1)%	0.6%	(0.3)%	(0.1)%
Change in number of transactions	(3.4)%	(2.8)%	(1.7)%	(2.7)%
Change in average basket size (2)	1.3%	3.4%	1.4%	2.6%

(1)	Consists primarily of non-product related revenues.

(2)	Excludes the impact of foreign currency translation.

(3)	Consists primarily of non-product related revenues, including licensing revenue from unaffiliated third parties.

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors in the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
Reconciliation of Net loss attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended		LTM
(In millions)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net loss attributable to Toys “R” Us, Inc.	$(156)	$(167)	$(377)	$(406)	$(101)	$(141)

Add:
Income tax expense	3	—	8	2	82	41
Interest expense, net	121	112	345	331	440	442
Depreciation and amortization	76	80	240	253	330	345
EBITDA	44	25	216	180	751	687

Adjustments:
Compensation expense (a)	6	2	20	13	31	20
Certain transaction costs (b)	5	—	15	2	26	(1)
Foreign currency re-measurement (c)	4	—	(5)	3	3	18
Sponsors’ management and advisory fees (d)	2	1	5	6	5	10
Severance	2	6	5	19	10	20
Impairment of long-lived assets	2	—	3	4	15	9
Net earnings attributable to noncontrolling interest	1	1	4	4	6	6
Net gains on sales (e)	(45)	(1)	(45)	(8)	(57)	(8)
Litigation (f)	—	—	4	(1)	4	(9)
Property losses, net of insurance recoveries (g)	—	(1)	(1)	(1)	(1)	(1)
Store closure costs (h)	—	1	—	5	2	4
Adjusted EBITDA (i)	$21	$34	$221	$226	$795	$755

A reconciliation of Net (loss) earnings to EBITDA and Adjusted EBITDA for Toys “R” Us-Delaware, Inc. is as follows:

	13 Weeks Ended		39 Weeks Ended		LTM
(In millions)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net (loss) earnings	$(83)	$(110)	$(198)	$(245)	$32	$(64)

Add:
Income tax expense	4	3	13	7	33	10
Interest expense, net	36	40	117	126	147	173
Depreciation and amortization	47	52	151	167	209	227
EBITDA	4	(15)	83	55	421	346

Adjustments:
Compensation expense (a)	—	(3)	2	(1)	3	2
Certain transaction costs (b)	5	—	13	—	20	(3)
Foreign currency re-measurement (c)	4	—	(5)	3	3	18
Sponsors’ management and advisory fees (d)	2	1	5	5	6	9
Severance	2	3	3	11	6	11
Impairment of long-lived assets	—	—	1	2	1	3
Net gains on sales (e)	(45)	(1)	(45)	(1)	(45)	(1)
Litigation (f)	—	—	—	—	—	(8)
Property losses, net of insurance recoveries (g)	—	(1)	—	(1)	—	(1)
Store closure costs (h)	—	1	7	8	9	18
Adjusted EBITDA (i)	$(28)	$(15)	$64	$81	$424	$394

(a)	Represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards.

(b)	Represents expenses associated with the transition of our U.S. e-commerce operations and other transaction costs.

(c)	Represents the unrealized loss (gain) on foreign exchange related to the re-measurement of the portion of the Tranche A-1 loan facility attributed to Toys-Canada.

(d)	Represents the fees expensed to our Sponsors in accordance with the advisory agreement.

(e)	Represents sales of properties and intellectual property.

(f)	Represents certain litigation expenses and settlements recorded for legal matters.

(g)	Represents property losses and insurance claims recognized.

(h)	Represents store closure costs, net of lease surrender income.

(i)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, severance, impact of litigation, store closure costs, noncontrolling interest, net gains on sales and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.